After Recording Return To:	Cross Reference:
Capital Law & Advisory Partners, LLC	Deed Book 3983, page 690; and
319 Boulevard	Deed Book 3983, page 699; and
Gainesville, Georgia 30501	Deed Book 6213, page 331; and
Attn: W. Wade Beavers, Esq.	Deed Book 6666, page 540;
Deed Book 6994, page 420;
Deed Book 7234, page 232;
Deed Book 7291, page 225; and
Deed Book 7485, page 315 of the
Forsyth County, Georgia Records

SIXTH LOAN MODIFICATION AGREEMENT

(Loan #28603120-14)

THIS SIXTH LOAN MODIFICATION AGREEMENT (this “Agreement”) made effective as of December 1, 2015 (the “Effective Date”), by and among SYNOVUS BANK, formerly known as Columbus Bank & Trust Company, successor-in-interest through name change and by merger with Bank of North Georgia (“Lender”), ACRE REALTY LP, successor by name change to ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership (“Borrower”), and ACRE REALTY INVESTORS INC., successor by name change to ROBERTS REALTY INVESTORS, INC., a Georgia corporation (“Guarantor”).

RECITALS

WHEREAS, Borrower executed and delivered to Lender that certain Promissory Note, dated September 29, 2005, in the original principal amount of $3,335,000.00 (as last amended and extended pursuant to that certain Fourth Modification of Promissory Note effective as of April 30, 2012, the “Note”);

WHEREAS, the Note is guaranteed by Guarantor pursuant to, inter alia, the terms of that certain Guaranty dated December 28, 2010 (the “Guaranty”);

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WHEREAS, the indebtedness evidenced by the Note is secured, inter alia, by that certain Deed to Secure Debt, dated September 29, 2005 from Borrower in favor of Lender, recorded in Deed Book 3983, page 690, Forsyth County, Georgia records (as last amended pursuant to that certain Third Modification of Deed to Secure Debt and of Assignment of Lessor’s Interest in Leases, dated effective as of April 30, 2012, recorded in Deed Book 6213, page 331, aforesaid records, the “Security Deed”) and that certain Assignment of Lessor’s Interest in Leases, dated September 29 2005 recorded in Deed Book 3983, page 699, aforesaid records (as last modified, the “ALR” and, together with the Security Deed and all such other documents securing the Note, are sometimes referred to collectively herein as the “Security Documents”; the Security Documents, together with the Note, the Guaranty, and all other documents evidencing, securing, guaranteeing or otherwise relating to the obligations of Borrower under the Note are sometimes referred to collectively herein as the “Loan Documents”);

WHEREAS, Borrower, Guarantor and Lender entered into that certain Loan Modification Agreement, dated April 24, 2013 and recorded in Deed Book 6666, page 540, Forsyth County, Georgia records, modifying inter alia, the maturity date of the Note;

WHEREAS, Borrower, Guarantor and Lender entered into that certain Second Loan Modification Agreement, dated April 1, 2014 and recorded in Deed Book 6994, page 420, Forsyth County, Georgia records, modifying inter alia, the maturity date of the Note;

WHEREAS, Borrower, Guarantor and Lender entered into that certain Third Loan Modification Agreement, dated December 22, 2014 and recorded in Deed Book 7234, page 232, Forsyth County, Georgia records, modifying inter alia, the maturity date of the Note;

WHEREAS, Borrower, Guarantor and Lender entered into that certain Fourth Loan Modification Agreement, dated February 24, 2015 and recorded in Deed Book 7291, page 225, Forsyth County, Georgia records, modifying inter alia, the maturity date of the Note;

WHEREAS, Borrower, Guarantor and Lender entered into that certain Fifth Loan Modification Agreement, dated August 6, 2015 and recorded in Deed Book 7485, page 315, Forsyth County, Georgia records, modifying inter alia, the maturity date of the Note;

WHEREAS, Borrower, Guarantor and Lender desire and agree to further modify the terms of the Note and other Loan Documents in accordance with the terms set forth herein below.

NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lender, Borrower and Guarantor, intending to be legally bound, do hereby agree and covenant as follows:

1.                  Affirmation of Recitals; Defined Terms. The recitals set forth above are true and correct and are incorporated herein by this reference. Terms not otherwise defined herein shall have the same meanings as set forth in the Loan Documents.

2.                  Acknowledgement of Indebtedness. Borrower acknowledges and agrees that as of the Effective Date the outstanding principal balance due under the Note is $2,238,625.37. Borrower further acknowledges and agrees that, in addition to said principal balance, the sums due under the Loan Documents include any and all accrued but unpaid interest thereon and any other fees or charges due under the Loan Documents.

3.                  Modification of the Note. Borrower, Guarantor and Lender hereby acknowledge and agree that the Note shall be, and is hereby, modified to provide that:

(a)	The entire outstanding principal, together with all unpaid interest accrued thereon, shall be due and payable in full on or before February 8, 2016 (the “Maturity Date”);

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(b)	Interest shall continue to accrue on the outstanding balance of the Note at the annual rate of LIBOR plus 350 basis points per annum; and

(c)	Monthly payments of interest only (at the rate aforesaid) shall continue through the Maturity Date. On the Maturity Date, all principal together with all accrued but unpaid interest thereon shall be due and payable in full.

4.                  Modification of Security Deed and Other Loan Documents. The Security Deed, the ALR, the Guaranty and the other Loan Documents shall be, and are hereby, amended to: (a) reflect the revised Note terms as set forth above, including without limitation, the new Maturity Date, and (b) provide that the Security Documents, together with all collateral and other rights and benefits conveyed thereunder, shall also secure any and all other obligations owing from Borrower or Guarantor to Lender and that any default under any obligations owing from Borrower or Guarantor to Lender shall constitute a default under all such obligations.

5.                  Reaffirmation of Loan Documents. Borrower and Guarantor hereby reaffirm and restate each and every covenant, warranty, and representation set forth in the Note and the other Loan Documents and affirm that all such documents remain in full force and effect and enforceable in accordance with their written terms except as expressly modified hereby. Further, Borrower and Guarantor hereby waive any claim, counterclaim, defense, right of setoff or other assertion against Lender or otherwise contrary to enforcement of the Loan Documents, whether known or unknown, arising prior to the Effective Date, including without limitation, the failure of Lender, if any, to require or enforce the continuing guaranty of any persons other than Guarantor who have heretofore guaranteed Borrower’s performance under the Loan Documents.

6.                  Authority Documents. Borrower and Guarantor hereby warrant and represent that this Agreement is duly authorized and executed pursuant to proper entity consents, that no further authorization or approval is required under the governing documents of Borrower or Guarantor, that Borrower is duly organized and in good standing under the laws of the State of Georgia, and that all governing documents and consent resolutions delivered to Lender in connection herewith are complete and accurate in all respects and may be relied upon by Lender.

7.                  Strict Compliance with this Agreement. Borrower and Guarantor hereby covenant and agree that, notwithstanding any past indulgence by Lender, and notwithstanding any terms or conditions of the Loan Documents, they shall henceforth strictly comply with the terms and conditions of this Agreement and the Loan Documents.

8.                  No Waiver. Lender shall have the right to exercise any and all of the rights and remedies available to it under the Loan Documents or by applicable law, and neither the execution hereof nor anything contained herein, shall constitute or be deemed to constitute any waiver, release, abrogation or impairment of any kind of any of Lender’s rights under the Loan Documents or otherwise available to it at law or in equity or any right of Lender to insist on strict compliance by Borrower and Guarantor with each and every term and condition hereof and of the Loan Documents, all of which rights are hereby expressly reserved. Further, neither the execution hereof nor anything herein contained, shall constitute or be deemed to constitute any waiver, novation, release, discharge, modification or amendment, in whole or in part, of any of the Loan Documents or any of the obligations of Borrower or Guarantor under the Loan Documents. Specifically but without limiting the generality of the foregoing, Borrower and Guarantor acknowledge and agree that Lender has not waived any rights it may now or hereafter have to enforce its remedies in connection with any Borrower or Guarantor default arising from the existence of delinquent taxes or liens relating to any collateral conveyed to Lender under the Security Documents.

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9.                  Jury Trial Is Waived. No party to this Agreement shall seek a jury trial in any lawsuit, proceeding, counterclaim, or any other litigation based upon or arising out of this Agreement or the Loan Documents. If the subject matter of any such litigation is one in which the waiver of a jury trial is prohibited, by constitutional or statutory provision, no party hereto will present as a defense or counterclaim in such litigation any claim which would reduce or offset any amount or right claimed under the provisions of this Agreement or the Loan Documents. No party will seek to consolidate any such action, in which a jury trial has been waived, with any other action in which a jury trial cannot or has not been waived. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

10.              Governing Law, Jurisdiction. This Agreement shall be construed in accordance with the laws of the State of Georgia without regard to its conflict of laws principles. Borrower and Guarantor hereby submit to personal jurisdiction in the State of Georgia for the enforcement of the parties’ respective obligations hereunder, and waive any personal rights under the law of any other state to object to jurisdiction in Georgia. In the event litigation is commenced, Borrower and Guarantor agree that such litigation may be pursued, at Lender’s election, in any court in the State of Georgia.

11.              Entire Agreement. Borrower, Guarantor and Lender acknowledge that there are no other agreements or representations, either oral or written, express or implied, not embodied in this Agreement and the Loan Documents, which, together, represent a complete integration of all prior and contemporaneous agreements and understandings of Borrower, Guarantor and Lender. The provisions of the Loan Documents are hereby ratified and confirmed by Borrower and Guarantor.

12.              Benefit. Except as provided herein, this Agreement shall be binding upon and shall inure to the benefit of Borrower, Guarantor and Lender, and their respective successors and assigns.

13.              Counterparts. It is understood and agreed that this Agreement may be executed in several counterparts, each of which shall, for all purposes, be deemed an original and all of such counterparts, taken together, shall constitute one and the same Agreement, even though all of the parties hereto may not have executed the same counterpart of the Agreement.

[SIGNATURES BEGIN ON FOLLOWING PAGE]

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IN WITNESS WHEREOF, this Agreement has been executed by the Parties hereto in manner and form sufficient to bind them, as of the day and year first above written.

LENDER:

Signed, sealed and delivered	SYNOVUS BANK
in the presence of:

	By:	/s/ Timothy Buursema
Unofficial Witness	Name:	Timothy Buursema
	Title:	Senior Vice President

Notary Public		[BANK SEAL]

My Commission expires

[NOTARY SEAL]

[SIGNATURES CONTINUE ON NEXT PAGE]

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BORROWER:

Signed, sealed and delivered	ACRE REALTY LP, successor by name
in the presence of:	change to ROBERTS PROPERTIES
RESIDENTIAL, L.P., a Georgia limited partnership

By: ACRE Realty Investors Inc.,
successor by name change to Roberts
Realty Investors, Inc.,
Unofficial Witness	Sole General Partner

	By:	/s/ Robert Gellert
Notary Public	Name:	Robert Gellert
	Its:	Executive Vice President
My Commission Expires:
[CORPORATE SEAL]
[NOTARY SEAL]

GUARANTOR:

Signed, sealed and delivered	ACRE REALTY INVESTORS INC.,
in the presence of:	successor by name change to ROBERTS
REALTY INVESTORS, INC., a
Georgia corporation

	By:	/s/ Robert Gellert
Unofficial Witness	Name:	Robert Gellert
	Its:	Executive Vice President

Notary Public		[CORPORATE SEAL]

My Commission Expires:

[NOTARY SEAL]

[END OF SIGNATURES]

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